TENTH AMENDMENT

TO THE

COOPERATION AND SUPPORT AGREEMENT

TENTH AMENDMENT TO THE COOPERATION AND SUPPORT AGREEMENT

This Tenth Amendment to the Cooperation and Support Agreement (the "**Tenth Amendment**") is made this 26 day of April 2017, by and between:

Telecom Italia S.p.A., an Italian corporation, with its head office located in the City of Milan, Italy, at Via Gaetano Negri, 1, 20123, registered with the Italian Register of Companies under number 00488410010 (hereinafter referred to as "**TI**");

and

Tim Celular S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the City of São Paulo, State of São Paulo, at Avenida Giovanni Gronchi, nº 7143, Vila Andrade, Brazil, registered with Nacional Register of Legal Entities (CNPJ) under number 04.206.050/0001-80, (hereinafter referred to as "**TIM CELULAR**"), **Intelig Telecomunicações Ltda**, a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Fonseca Teles, nº 18, A30, bloco B, térreo, São Cristóvão, Brazil, registered with Nacional Register of Legal Entities (CNPJ) under number 02.421.421/0001-11, (hereinafter referred to as "**INTELIG**"), and **Tim Participações S.A.**, a corporation organized under the laws of the Federative Republic of Brazil, with its head office located in the City of Rio de Janeiro, State of Rio de Janeiro, at Av. João Cabral De Mello Neto, nº 850, Torre Norte, 12º andar, sala 1212, Barra da Tijuca, Brazil, registered with Nacional Register of Legal Entities (CNPJ) under number 02.558.115/0001-21, (hereinafter referred to as "**TIM PART**");

For the purposes hereof TI, TIM CELULAR, INTELIG and TIM PART shall each individually be referred to as a "**Party**" and collectively be referred to as the "**Parties**".

WHEREAS, TI, TIM CELULAR, TIM PART and TIM Nordeste S.A., as of the 30th of May 2007, executed the Cooperation and Support Agreement (the "**Cooperation and Support Agreement**") for the provision of different kind of services and/or the granting of software licenses, by TI to TIM CELULAR and TIM Nordeste S.A., in the areas of *inter alia* Network, Information Technology and Marketing and Sales;

WHEREAS, on the 8th April 2008, the 22nd April 2009, the 25th of May 2010, the 6th of May 2011, the 24th of April, 2012, and the 2nd of January 2014, 14th April 2015, 30th April of 2016 TI, TIM CELULAR, TIM Nordeste S.A. (this latter only with respect to the First Amendment and the Second Amendment) INTELIG, TIM Fiber SP Ltda, TIM Fiber RJ S.A. (these last three companies only with respect to the Fifth Amendment) and TIM Part entered into, respectively, a First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment and Ninth Amendment to the Cooperation and Support Agreement, whereby they agreed upon to extend the Term of the

Cooperation and Support Agreement from its Initial Term until 30th of April 2017 and determined the Road Map applicable for the years 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016 and 2017);

WHEREAS, effective as of the 30th of December 2009, INTELIG became a wholly owned subsidiary of TIM PART and therefore a company indirectly controlled by TI;

WHEREAS, effective as of the 31st of December, 2009, TIM Nordeste S.A. has been merged into its direct controlling company TIM CELULAR;

WHEREAS, on the 31st of October, 2011, TIM CELULAR acquired the full Control over TIM Fiber SP Ltda. and TIM Fiber RJ S.A., which became therefore companies indirectly controlled by TI;

WHEREAS, on the 29th of August, 2012, TIM Fiber SP Ltda and TIM Fiber RJ S.A. have been merged into their controlling company TIM CELULAR;

WHEREAS, according to the Ninth Amendment to the Cooperation and Support Agreement, the Term of the Agreement shall expire on 30th of April 2017;

WHEREAS, TIM CELULAR and INTELIG are willing to continue availing of TI's support and expertise, being provided by TI with services support and license in some core areas of the telecommunication business also beyond the above mentioned expiration date, by further extending the Term of the Cooperation and Support Agreement for an additional twelve months period;

WHEREAS, the further extension of the Term of the Cooperation and Support Agreement as contemplated herein has been duly authorised by each Party's corporate bodies and competent officers, in compliance with the best corporate governance rules and practice to them applicable;

NOW, THEREFORE, the Parties hereto, in consideration of the foregoing premises which form an integral and substantial part of this instrument, agreed to execute this Tenth Amendment to the Cooperation and Support Agreement under the following terms and conditions.

1. <u>Definitions and Interpretation.</u>

1.1 The definitions contained in the Cooperation and Support Agreement and its Annexes shall apply to this Tenth Amendment (except where any term is specifically defined herein or the context otherwise requires).

1.2 This Tenth Amendment modifies the Cooperation and Support Agreement according to the terms and conditions set forth below. Except as expressly provided in this Tenth

Amendment, no other term or condition set forth in the Cooperation and Support Agreement and its Annexes is modified, amended or altered by this Tenth Amendment.

1.3. Each reference in the Cooperation and Support Agreement or hereunder to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Cooperation and Support Agreement, shall mean and be a reference to the Cooperation and Support Agreement as amended pursuant to this Tenth Amendment.

1.4 Each reference in the Agreement to "Company" or "Companies" shall mean a reference, individually or collectively, as the case may be, to TIM CELULAR, INTELIG and TIM PART.

1.5 Each reference in the Agreement to "Party" or "Parties" shall mean a reference, individually or collectively, as the case may be, to TI, TIM CELULAR, INTELIG and TIM PART.

2. Amendment to the Agreement.

2.1.1 Extension of the Term of the Agreement. The Parties hereby agree to extend the Term of the Agreement, which shall expire on the 30th of April 2017, by establishing that the Agreement shall continue in full force and effect for a further twelve months period, until 30th April2018 (the "**Extended Term**").

2.2 Projects' Price Cap for the Extended Term. The Parties agree to amend sub-section 5.1 of the Agreement setting forth that, during the Extended Term the Projects to be agreed upon between the Parties in connection with the Agreement shall not exceed the total amount of € 10.874.668 (Ten million, eight hundred and seventy-four thousand, six hundred and sixty-eight euros) (the **"Projects' Price Cap for the Extended Term).**

2.3 Road Map for the Extended Term. Prior to the execution of this Tenth Amendment, the Companies have been provided by TI with a new Road Map which relates to the Extended Term, aiming at allowing the identification and evaluation of the possible Projects that the Companies may elect to pursue during the Extended Term. Such new Road Map for the Extended Term, has been further implemented in consultation between TI and the Companies and, by the execution of this Tenth Amendment, it is finally agreed between the Parties in the version which is enclosed hereto as Annex I ("**Road Map for the Extended Term**"). The Road Map for the Extended Term will be used for the purposes set out in Section 3.1.1 of the Agreement.

2.4 For the Extended Term agreed herein, each reference in the Agreement to the terms "Projects' Price Cap", "Road Map", "Term" and "Annex VII", shall be intended as a reference made to "Projects' Price Cap for the Extended Term", "Road Map for the Extended Term", "Extended Term" and "Annex I", respectively, as defined in this Tenth Amendment.

2.5 Notwithstanding anything to the contrary contained in the Cooperation and Support Agreement and in particular in Section 3.8 thereof, the Parties hereby acknowledge and agree that certain Projects may be performed by certain TI's Affiliates and/or certain third parties (other than the Companies) and their personnel, as subcontractors of TI, provided however that TI will remain fully and entirely responsible for any and all activities performed by such Affiliates and/or such third parties.

2.6 The Parties acknowledge and agree that, for all that is not expressly provided in this Tenth Amendment to the contrary, the provisions contained in the Agreement shall remain in full force and effect and shall apply.

3. **Governing Law.**

This Tenth Amendment shall be governed by the laws of Italy. The provisions of Section 10 of the Cooperation and Support Agreement shall apply to this Tenth Amendment and are incorporated herein by reference, *mutatis mutandis*.

TELECOM ITALIA S.P.A.
By:
Title:

TIM CELULAR S.A.
By:
Title:

TIM CELULAR S.A
Daniel Hermeto
Purchasing & Supply Chain Office

PIETRO LABRIOLA
Chief Operating Officer
TIM CELULAR S/A

Adrian C
Chief Financi
TIM Celul

INTELIG TELECOMUNICAÇÕES LTDA.
By:
Title:

Daniel Hermeto
Intelig Telecomunicações

Pietro Labriola
Intelig Telecomunicações
Presidente

Adrian Ca
Chief Financial
TIM Celular

TIM PARTICIPAÇÕES S.A.
By:
Title:

Daniel Hermeto
Purchasing & Supply Chain Officer

PIETRO LABRIOLA
Chief Operating Officer
TIM CELULAR S/A

Adrian Calaza
Chief Financial Officer
TIM Celular S.A.

Witnesses:

By

By

DE FRANCHIS SANDRA DI IGNAZIO NOTAIO IN ROMA

AB-2015-CFO-4606

Annex I

ROADMAP FOR THE EXTENDED TERM

AUTENTICA DI FIRMA

Io sottoscritta Dott.ssa Sandra de Franchis, Notaio in Roma, iscritta al Collegio Notarile dei Distretti Riuniti di Roma, Velletri e Civitavecchia, certifico l'autenticità della firma apposta in mia presenza in calce al documento che precede dal Dott. Flavio CATTANEO, nato a Rho (MI) il 27 giugno 1963, domiciliato per la carica presso la sede legale della Società, ove oltre, nella sua qualità di Amministratore Delegato e Legale Rappresentante della Società "TELECOM ITALIA S.p.A.", con Sede Legale in Milano, Via Gaetano Negri n. 1 e Direzione Generale, Sede Secondaria, in Roma, Corso d'Italia n. 41, Capitale Sociale Euro 11.677.002.855,10= interamente versato, Codice Fiscale, Partita IVA e numero di iscrizione al Registro delle Imprese di Milano 00488410010, in forza dei poteri a lui conferiti con delibera del Consiglio di Amministrazione del 5 maggio 2017, debitamente depositati e di cui io Notaio ho preso visione, della cui identità personale, qualifica e poteri di firma io Notaio sono certa.

Roma, dodici luglio duemiladiciassette

APOSTILLE
(Convention de la Haye du 5 octobre 1961)

1. Paese **ITALIA**

Il presente atto pubblico

2. è stato sottoscritto da Sandra De Franchis
3. agente in qualità di notaio in Roma
4. è munito del sigillo/bollo di notarile

Attestato

5. in **ROMA** 6. il 24 LUG. 2017
7. da **PROCURA DELLA REPUBBLICA DI ROMA**
8. col numero 4694/21
9. sigillo/timbro dell'ufficio legalizzazioni

PROCURA DELLA REPUBBLICA PRESSO IL TRIBUNALE ORDINARIO DI ROMA — UFFICIO LEGALIZZAZIONI

10. Firma

Il Dir. Amm. Delegato alla Legalizzazione
Dott. Ferdinando Correale

Breakdown of Cooperation and Support Agreement (01/05/2017 - 30/04/2018)

AREA	Roadmap Price (Euro) 01/05/2017 - 31/12/2017	Roadmap Price (Euro) 01/01/2018 - 30/04/2018
Tim Brasil COMMERCIAL	402.000	166.700
Tim Brasil CORPORATE	1.221.225	345.300
Information Technology	985.856	595.000
Network Mobile	4.047.919	1.235.984
Network Fixed	710.746	223.669
Network Fixed - Regman & Ngasp	652.139	288.130
Total Price of Projects	8.019.885	2.854.783

Breakdown of Cooperation and Support Agreement (01/05/2017 - 30/04/2018)

AREA	Roadmap Price (euro)
Tim Brasil COMMERCIAL	568.700
Tim Brasil CORPORATE	1.566.525
Information Technology	1.580.856
Network Mobile	5.283.903
Network Fixed	934.415
Network Fixed - Regman & Ngasp	940.269
Total Price of Projects	**10.874.668**

TIM BRASIL - COMMERCIAL - Projects 2017-18 Brazil (1/3)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
MARKETING ▸ **Service Creation & Product management: Platform & Service Innovative solution, SIM Card evolution** BR1718CMMB01X	▸ M2M SIM card and vendor certification ▸ Roadmap design of SIM Card/Handset process development ▸ Support on innovative services and platform: e-SIM, OTA, VAS Platform/interface	*To provide support on M2M Sim Card / Handset development and SIM Card / Vendors certification*	*01 May - 31 Dec '17*	*50.000*
			01 Jan - 30 Apr '18	*20.000*
MARKETING ▸ **Market Place** BR1718CMMB02X	▸ Introduction in TIM Brasil interface with Subscribers or third parties API's sinergically imported from Telecom Italia	*Adoption of API's just available in Telecom Italia for specific market fields*	*01 May - 31 Dec '17*	*145.000*
			01 Jan - 30 Apr '18	*55.000*

TIM BRASIL - COMMERCIAL - Projects 2017-18 Brazil (2/3)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
CUSTOMER CARE ▸ **Digital Market** BR1718CMMB03X	▸ Support on analysis of new digital market, supervision of engagement, sales by customer care through digital channels and go-to-market of new digital services.	*Know how experience exchange on digital market in terms of: Customer Engagement (interactivity of customers on the web); Sales (sales on line of products and services to new customers; up/cross-selling to customer base) and Caring (caring as sales opportunity)*	*01 May - 31 Dec '17*	*40.000*
			01 Jan - 30 Apr '18	*14.000*
CUSTOMER CARE ▸ **Channel evolution: from Human to Not Human** BR1718CMMB04X	▸ Know how transfer and benchmark on new initiative and possible application in the Brazilian contest ▸ Support on Self Care Adoption strategy from ATH to Self Caring ▸ Benchmark on multi-channel approach focus on cost saving policy	*Know how experience exchange on customer care evolution increasingly focused on not human channels (self-caring; back-office evolution and multi-channel approach)*	*01 May - 31 Dec '17*	*30.000*
			01 Jan - 30 Apr '18	*10.000*
CUSTOMER CARE ▸ **Residential Market: Operation & Process Management** BR1718CMFX01X	▸ Operative caring processes design, quality optimization according to possible synergies in reusing and reusability of TI solutions (VOIP/GPON)	*Analysis and support on E2E operative processes to improve efficiency and effectiveness of Delivery & Assurance processes*	*01 May - 31 Dec '17*	*25.000*
			01 Jan - 30 Apr '18	*10.000*

TIM BRASIL - COMMERCIAL - Projects 2017-18 Brazil (3/3)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
COO ▸ **Operational Planning** BR1718CMMB05X	▸ Monitoring of economic performances, economic evaluations, costs/revenues analysis to grant company targets	*Optimization of company economic governance*	*01 May - 31 Dec '17*	*40.000*
			01 Jan - 30 Apr '18	*20.000*
WHOLESALE ▸ **Wholesale Experience exchange** BR1718CMMB06X	▸ Wholesale Services: portfolio and GAP Analysis, activities plan, roadmap construction ▸ MEF certification implementation	*To share our TI experiences on revenues generator initiatives, to evaluate a product/services roadmap and their implementation*	*01 May - 31 Dec '17*	*37.000*
			01 Jan - 30 Apr '18	*22.700*
WHOLESALE ▸ **Roaming wholesale: innovation and development of services and solution** BR1718CMMB07X	▸ Support on implantation of a new economic report regarding roaming aspects ▸ Benchmark on customer usage ▸ Sharing of new business opportunities: M2M and permanent roaming ▸ Support on roaming wholesale initiatives	*To improve knowledge on roaming leverage on new and innovative and technical solutions, to share and support TB in new possible scenario development*	*01 May - 31 Dec '17*	*35.000*
			01 Jan - 30 Apr '18	*15.000*

May - Dec 2017	402.000
Jan - Apr 2018	166.700
Total Commercial	**568.700**

TIM BRASIL - CORPORATE - Projects 2017-18 Brazil (1/4)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
STRATEGY ▸ **Innovative initiatives** BR1718CPMB01X	▸ Transfer Know how and benchmark on new initiatives and possible application in the Brazilian contest	*To provide support for the introduction of new strategic initiatives in Brazilian Market.*	*01 May - 31 Dec '17*	*50.000*
			01 Jan - 30 Apr '18	*20.000*
STRATEGY ▸ **Experience Exchange on Quality** BR1718CPMB02X	▸ Sharing TI methodologies adopted to model E2E CSI for mobile user. ▸ Sharing TI best practices about Big Data usage to measure Customer Satisfaction.	*To understand QoE in order to reduce the gap between the simple KPI value and the real client satisfaction.*	*01 May - 31 Dec '17*	*30.000*
			01 Jan - 30 Apr '18	*10.000*
STRATEGY ▸ **Practices on Strategy and Competitive Analysis** BR1718CPMB03X	• Trends in the telecommunications market as a basis for structuring the Triennial Strategic Plan (sources of information, structuring of internal analyzes, etc.) • Monitoring of prices and competitive offers • Comparison of prices charged by competitors	*Optimization of strategic planning*	*01 May - 31 Dec '17*	*40.000*
AFC ▸ **Revenue Assurance** BR1718CPMB04X	▸ Support on the implementation of the new revenue assurance action plan: • Revenue Assurance process optimization • Operative model • GAP analysis RA control model: prevention, risk matrix, mapping and coverage evaluation	*To answer RA through controls, information accuracy and performance improvement in the KPI analysis , development of detailed and user-friendly reports*	*01 May - 31 Dec '17*	*230.000*
			01 Jan - 30 Apr '18	*70.000*

TIM BRASIL - CORPORATE - Projects 2017-18 Brazil (2/4)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
AFC ▸ **Corporate Innovative Project** BR1718CPMB05X	▸ Planning & Control: One Number Project: To improve alignment on controlling and management processes leveraging on TI criteria and policy ▸ SAP Assessment: Ursa Major: To support process/system optimization thanks to Assessment, Gap analysis and specific areas to be investigated (eg account..) with the scope of an improvement and alignment on management and control systems	*To improve alignment on controlling leveraging on TI criteria*	*01 May - 31 Dec '17*	*40.000*
			01 Jan - 30 Apr '18	*10.000*
AFC ▸ **Cost authorization model** BR1718CPMB06X	▸ Design and support on the implementation of a solution "quick win" and final version of spending authorization process and system, including planning & control authorization in the purchasing processes.	*To provide support on designing and implementation of spending authorization process including planning & control and purchasing processes*	*01 May - 31 Dec '17*	*60.000*
			01 Jan - 30 Apr '18	*20.000*
AFC ▸ **ERM Project** BR1718CPMB07X	· Support effectiveness and efficiency of actions related to Risk Management	*To support ERM processes optimization and introduction, according to TI policy and methodology*	*01 Jan - 30 Apr '17*	*30.000*
			01 May - 31 Dec '18	*18.000*
AFC ▸ **IFRS15 - IFRS16** BR1718CPMB08X	▸ Support on new accounting standards		*01 May - 31 Dec '17*	*60.000*
			01 Jan - 30 Apr '18	*20.000*

TIM BRASIL - CORPORATE - Projects 2017-18 Brazil (3/4)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
AFC › **Credit & Preventive Antifraud Model** BR1718CPMB09X	› Final rating on fraud scenarios to evaluate priority of intervention › Benchmark between TI and TB scenarios › Selection of main areas and scenarios to be addressed	*To improve preventive fraud solution and discovery behaviour patterns.*	*01 May - 31 Dec '17*	*35.000*
			01 Jan - 30 Apr '18	*15.000*
AFC › **ICT Risk Management support** BR1718CPMB13X	› Provide specialist support to setup a new and structured model of ICT Risk Management in line with international best practices and those adopted in TIM group	*Support to setup a new and structured model of ICT Risk Management*	*01 May - 31 Dec '17*	*40.000*
			01 Jan - 30 Apr '18	*22.300*
AFC › **Security Assessment** BR1718CPMB14X	› Assessment on ICT Security and remediation plan support	*Security on ICT service*	*01 May - 31 Dec '17*	*286.225*

TIM BRASIL - CORPORATE - Projects 2017-18 Brazil (3/4)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
AUDIT ▸ **Audit** BR1718CPMB10X	▸ Support on Methodological development, Know-how transmission, Cross processes, Management and technical support of the APM application	*To share new methodology, processes and critical path on Audit, knowledge and experiences.*	*01 May - 31 Dec '17*	*80.000*
			01 Jan - 30 Apr '18	50.000
COMPLIANCE ▸ **Compliance** BR1718CPMB11X	▸ Support on MO 231: Anti-corruption model implementation, including connected controls ▸ Management of Conflict of interest ▸ Operational and implementation support on SOX system and control ▸ Processes & procedures ▸ Tool SOX Management ▸ Related Parties	*To implement Sox and organizational model, improving skills , capabilities.*	*01 May - 31 Dec '17*	*100.000*
			01 Jan - 30 Apr '18	50.000

TIM BRASIL - CORPORATE - Projects 2017-18 Brazil (4/4)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
IT & Security Compliance BR1718CPMB12X	The Consultancy Services will be designed in order to provide support on: Methodological development, Know-how transmission, Cross processes, - Management and technical support of the APM application	*Management and support to MIMIP tool*	*01 May - 31 Dec '17*	*80.000*
		Support for IT & Security Compliance activities	*01 Jan - 30 Apr '18*	*40.000*
Purchasing **Energy Management Solution** BR1718CPMB15X	Provide support regarding "distribuited energy generation and consumption" according to related resolutions of local ANEEL	*Achieve best implementation solution of the new E2E energy provisioning model.*	*01 May - 31 Dec '17*	*60.000*

May - Dec 2017	1.221.225
Jan - Apr 2018	345.300
Total Corporate	**1.566.525**

IT - Projects 2017-18 Brazil (1/2)

PROJECT		BENEFIT	TIMING	PRICE (EURO)
Interconnection Billing BR1718ITMB01X	• "SCTR", is the TI software dedicated to interconnection billing. It performs sizing, pricing, discounting and accounting of the traffic exchanged between interconnected telecommunication companies, both for fixed and mobile networks. It has been in house developed in house and conceived to offer flexible solutions by using a technological platform aligned to the current market standards, in order to meet the growing interconnection needs. • New and/or improved functions shall be developed and implemented by TI in the following domains: • **Costs and Revenues** • **Retail Tariff Determination;** • **Optimization of the algorithm related to MVNE and SMS/MMS management.** • **New MVNO Configurations.**	*Corporate centralized solution to manage the Interconnection Billing business.*	*01 May - 31 Dec '17*	*400.000*
		Increasing the operational control over the traffic processing; *Providing additional rating features.*	*01 Jan - 30 Apr '18*	*200.000*
Revenue Assurance Package BR1718ITMB02X	• RAP System is a Revenue Assurance enabling platform. It is designed with a "best of breed" approach in order to be efficient and robust and allow a "fast track" implementation of the monitoring requirements. • It supports both the "classical RA Approach" (balancing and reject monitoring) and a more "transaction oriented" Revenue Assurance approach. • TI will provide a Remote Support Group which will provide second level assistance to TIM Brasil and will be activated in case of s/w bugs, system crash, critical system performance problems, need of urgent changes in processing flow • TI will provide little enhancements and maintenance.	*To answer Revenue Assurance and Billing areas demands through controls improvements in CDR process from mediation platform , pre paid, post paid, interconnection and co-billing systems. Better information accuracy and performance improvement in the KPI analysis, due to the development of detailed and user-friendly reports, with comprehensive statistics data from different periods.*	*01 May - 31 Dec '17*	*130.000*
			01 Jan - 30 Apr '18	*60.000*

IT - Projects 2017-18 Brazil (2/2)

<table>
<tr><th colspan="2">PROJECT</th><th>BENEFIT</th><th>TIMING</th><th>PRICE (EURO)</th></tr>
<tr><td rowspan="2">▸ Security - PCS Project
BR1718ITMB03X</td><td rowspan="2">▸ Security is one of the most important issues to be faced by any IT department in a telecommunications Company.
▸ Tim Brasil and Telecom Italia, in order to comply the Sarbanes Oxley Act, shall deploy an Identity and Access Management system that can efficiently support a Company cross functional process.
▸ Specifically, in its role as support group, TI shall package and support installation of the s/w kit, produce integration test plans, support integration tests and User Acceptance Tests, provide training and all necessary documentation and remote support.
▸ In the reference period TI will guarantee the integration new TIM Brasil applications (max 4)
▸ In the reference period TI will provide enhancement the One Time Password software platform.
▸ Furtherly TI will provide security consultancy services aimed to the evolution of the risk management process.</td><td rowspan="2">Provide Automatization and Control:
Manage user identities and entitlements, authentication, authorization and accounting of the user accessing the majority of Tim Brasil applications.

Trace the management activities of the user credentials (user id and password).
Trace the user accesses to the applications 'PCS connected'.</td><td>01 May - 31 Dec '17</td><td>169.938</td></tr>
<tr><td>01 Jan - 30 Apr '18</td><td>150.000</td></tr>
<tr><td rowspan="2">▸ NET-SEC
BR1718ITMB04X</td><td rowspan="2">▸ Security is one of the most important issues to be faced by any IT department in a Telco Company
▸ Tim Brasil and Telecom Italia, have deployed a Identity and Access Management solutions to secure the Network Platform and Element.
▸ Specifically, in its role as support group, TI shall package and support installation of the s/w kit, produce integration test plans, support integration tests and User Acceptance Tests, provide training and all necessary documentation and remote support.
▸ In the reference period TI shall deploy the platform to support Network and will guarantee the integration new TIM Brasil applications (max 40) in OSS Network and Core Network Area.</td><td rowspan="2">Provide Automatization and Controls.
Manage user identities and entitlements, authentication, authorization and accounting of the user accessing the majority of Network Applications in TIM Brasil.
Trace the user accesses to network applications</td><td>01 May - 31 Dec '17</td><td>285.918</td></tr>
<tr><td>01 Jan - 30 Apr '18</td><td>185.000</td></tr>
</table>

May – Dec 2017	985.856
Jan – Apr 2018	595.000
Total IT Projects	1.580.856

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Mobile Access Network – Evolution BR1718NTMB01X	Support to set up of: Mobile Access Network Strategic Plan, Mobile Access Network Technological Plan, Service Roadmap impact evaluation on Mobile Access	*01 May - 31 Dec '17*	*71.768*
Mobile Access Network- Testing support BR1718NTMB02	A. *Terminal and device management* B. *Mobile Access Testing Lab support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*137.620* *22.488*
Core Network - Engineering Technical Support BR1718NTMB03	A. *NGN Core Engineering, Test & Implementation Support* B. *IN Platform & UDC - Implementation and Deployment support* C. *Mobile Core Evolution* D. *Mobile Core Engineering, Test & Implementation Support (NBIOT, 5G impacts, etc)* E. *Interconnection Traffic and Routing*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*275.241* *77.375*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Core Network - QoE/QoS Platforms BR1718NTMB04X	QoE/QoS Platforms (TCP Optimization, MEC, Transparent Caching, etc) support for evolution, implementation & KPIs	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*51.975* *19.390*
Core Network - NFV-I Innovation BR1718NTMB05X	*Core Network & NFV-I Innovation & Solution Verification Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*51.170* *6.195*
Core Network - NFV-I Architectures BR1718NTMB06X	NFV-I Architectures & Solutions Support	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*31.780* *22.488*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Transport Network – Innovation BR1718NTMB07X	*Transport Innovation & Technology Plan Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*60.463* *12.793*
Transport Network – Innovation BR1718NTMB08X	*Transmission test environment setup*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*64.365* *12.793*
Transport Network – Engineering BR1718NTMB09X	*Transport Network Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*165.498* *19.849*
Transport Network – Engineering BR1718NTMB10X	*IP Network support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*162.400* *15.432*
Infrastructure – Engineering BR1718NTMB11X	*Technical Infrastructures Solutions Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*44.573* *12.793*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Oss - Engineering Architectures & Solutions Support BR1718NTMB12X	OSS Engineering Architectures & Solutions Support Technical specialist support on Testing, System Requirements and deployment, Trial Auto-Recovery Developments and Maintenance	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*188.328* *34.390*
Mobile Access Network - Planning support & Microwave BR1718NTMB13	A. *"Support to set up of Mobile Access Budget Plan Area Nokia and its quarterly revisions"* B. *"Support to set up of Mobile Access Budget Plan Area Huawei and its quarterly revisions "* C. *"Support to set up of Mobile Access Budget Plan Area Ericsson and its quarterly revisions"* D. *Erato improvement* E. *"Support to set up of Microwave Access Budget Plan and its quarterly revisions"*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*158.265* *61.619*
Core Network - Budget Plan BR1718NTMB14X	*Support to Fixed & Mobile Core Budget Plan*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*12.390* *6.195*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Transport Network & Infrastructure - Technical Planning BR1718NTMB15X	Transport Network Budget & Plan support	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*44.975* *25.585*
Mobile Access Network - Tender Support BR1718NTMB16	A. *Support to Mobile Access tender preparation* B. *Support to Microwave tender preparation*	*01 May - 31 Dec '17*	*19.390*
Core Network - Tender Support BR1718NTMB17X	*Support to Core Network tender preparation (Voice Layer)*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*44.573* *19.390*
Core Network - NFV-I Tenders Support BR1718NTMB18X	*NFV-I Tenders Process Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*18.988* *6.195*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Transport Network -Tender Support BR1718NTMB19X	*OTN/DWDM Transport Network Tenders Process - Support* *IP Transport Network Tenders Process - Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*86.853* *38.378*
Infrastructure –Tender Support BR1718NTMB20X	*Tech Infra Tenders Process - Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*41.475* *13.122*
Oss -Tender Support BR1718NTMB21X	*Support on OSS RFI/RFQ definition/analysis*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*28.683* *6.195*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Mobile Access Network - Engineering and Optimization support BR1718NTMB22	A. *Ericsson - Mobile Access Network 3G/4G Optimization* B. *Huawei - Mobile Access Network 3G/4G Optimization* C. *Nokia - Mobile Access Network 3G/4G Optimization* D. *3G/4G Technical Rules* E. *Guitar DB optimization* F. *"TI methdology for Quality Cùstomer Experience increase in Access Engineering Activity"*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*335.254* *108.853*
Mobile Access Network - Microwave Engineering support BR1718NTMB23	A. *Mircrowave innovation and enginering support* B. *Microwave testing support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*109.340* *34.041*
Transport Network &Infrastructure - Implementation BR1718NTMB24	A. *Quality Control & Vendor Rating - Transport Network* B. *Quality Control & Vendor Rating - Mobile Infra Sites*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*92.645* *25.586*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Mobile Access Network - O&M support BR1718NTMB25	A. *Support to RAN O&M process optimization* B. *Preventive Maintenance Process (BSC, RNC and eNodeB)* C. *Radio Access Configuration Training on The Job* D. *"Cell Availability Improvement Process "* E. *Mobile Core Network Monitoring & Optimization-CS- CST RAN optimization Ericsson Area* F. *Support to Microwave O&M process optimization* G. *Support to Microwave configuration alignment check process optimization (MW Cleanup) (SIAE ERI …)* H. *Support to Microwave configuration alignment check process optimization (MW Cleanup) (HUA NOK …)*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*374.450* *52.378*
Core Network – CS BR1718NTMB26X	*Mobile Core Network CS - SW Release Upgrade & Testing Process*	*01 May - 31 Dec '17*	*25.988*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Core Network – Optimization BR1718NTMB27X	*Optimization Action Plan support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*39.183* *29.488*
Core Network - NFV-I O&M BR1718NTMB28X	*NFV-I Operations & Maintenance Support*	*01 May - 31 Dec '17*	*15.890*
Transport Network – Operation BR1718NTMB29X	*Transport Operations & Maintenance Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*92.645* *12.793*
Infrastructure – Operation BR1718NTMB30X	*Technical Infrastructures Operations & Maintenance Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*41.475* *12.793*
Mobile Access Network -Performance evaluation support BR1718NTMB31X	*Customer Index Methodologies*	*01 May - 31 Dec '17*	*25.988*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Core Network - Performance and Optimization Processes Support BR1718NTMB32	*A. Mobile Core Network Monitoring & Optimization-CS* *B. Mobile Core Network Monitoring & Optimization IMS based services* *C. Mobile Core Network Monitoring & Optimization-PS* *D. Fixed Core Network Monitoring & Performance (Process, Tools, KPIs)*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*143.939* *45.781*
Core Network - NFV-I KPI and Optimization Process Support BR1718NTMB33	*A. VNF - NFV Performance Management and Optimization* *B. NFV-I KPI & Performances Process Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*9.293* *42.281*
Transport Network &Infrastructure – Operation BR1718NTMB34	*A. Transport Network KPI & Performances Support* *B. NTW & Infra Operations: NOC Process & Methods Evolution* *C. Tech Infra KPI & Performances Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*221.375* *89.548*
Opex Optimization BR1718NTMB35X		*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*66.602* *35.280*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Core Network – QOS BR1718NTMB36X	*QoS International Roaming*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*25.988* *16.293*
Core Network - Support KPI Analysis BR1718NTMB37X	*Support to Fixed Core Network KPI analysis process optimization*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*12.390* *3.098*
LTE a 700 MHz in TIM Brasil BR1718NTMB38	*Engineering and Optimization Support;* *Definition & KPI Analysis Support for:* *A. Mobile Access* *B. Transport Network & Infrastructure* *C. OSS*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*195.790* *71.799*
Network Security Management System (Oss, Mobile Access Network, Core Network) BR1718NTMB39X	*The aim of the project is to provide a technical and consulting support about the following topics:• Definition and adoption of a Network Security Management System;• Security Solutions for NB-IoT Services.*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*22.488* *15.432*

Network Mobile - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Erato License BR1718NTMB40X	*Annual license renewal*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*40.000* *20.000*
Guitar License BR1718NTMB41X	*Annual license renewal*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*85.000* *42.500*
TGDS LICENSE FEE BR1718NTMB42X	*SW license yearly fee for TGDS platform*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*103.333* *51.667*
SANS LICENSE FEE BR1718NTMB43X	*SW license yearly fee for SANS platform*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*28.667* *14.333*
Core Network - VAS Evolution BR1718NTMB44X	*Support for TGDS Platform SW Upgrade*	*01 May - 31 Dec '17*	*16.720*
TGDS O&M SUPPORT BR1718NTMB45X	*O&M support for TGDS platform*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*130.168* *63.260*
SANS O&M SUPPORT BR1718NTMB46X	*O&M support for SANS platform*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*32.535* *16.115*

TOTAL Mobile:	**€ 5.283.903**
May-Dic.2017:	***€ 4.047.919***
Jan-Apr. 2018:	***€ 1.235.984***

Network Fixed - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
Fixed Access Network – Architectures & Solutions Process BR1718NTFX01	A. *Network Architectures & Solutions Process - Support* B. *Fixed Access NTW: Engineering & Testing Support* C. *Devices & Services Creation: Engineering & Testing Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*374.641* *136.815*
Fixed Access Network- Plan & Budget Process BR1718NTFX02X	*Technical Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*41.475* *9.695*
Fixed Access Network -Tender Process BR1718NTFX03X	*Technical Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*15.890* *9.695*
Fixed Access Network - Design & Implementation Plan Process BR1718NTFX04	D. *Network Design & Implementation Plan Process - with a focus on External Network Creation Process: Design, Implementation, Outsourcer technical specification* E. *Innovative technologies for FO Deployments: support in solutions engineering & production*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*105.840* *25.586*
Fixed Access Network -Network & Field Operations Process BR1718NTFX05X	*Technical Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*37.975* *9.695*

Network Fixed - Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
OSS - Fixed UBB Support BR1718NTFX06X	*Support in the Demand Management phase for requirements and capability roadmaps concerning the platform's maintenance and evolution, in coherence with UBB service roadmap evolution and user's operational needs.* *Training on diagnostic and provisioning platforms (REGMAN, NGASP) for organizations involved (COP, CRT, OSS, RSE)*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*38.780* *9.695*
Fixed Access Network - KPI & Performances Process BR1718NTFX07X	*Technical Support*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*96.145* *22.488*

TOTAL Fixed	**€ 934.415**
May-Dic.2017:	***€ 710.746***
Jan-Apr. 2018:	***€ 223.669***

Network Fixed - REGMAN & NGASP – Projects 2017-2018

PROJECT	BENEFIT	TIMING	PRICE (EURO)
REGMAN BR1718NTFX08	A. *Regman License Fee (from 100K to 250K CPEs)* B. *Regman Service & SW Development* C. *Regman O&M*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*371.236* *160.732*
NGASP BR1718NTFX09	A. *NGASP License Fee (from 100K to 250K CPEs)* B. *NGASP Service & SW Development* C. *NGASP O&M*	*01 May - 31 Dec '17* *01 Jan - 30 Apr '18*	*280.903* *127.398*

TOTAL REGMAN & NGASP	**€ 940.269**
May-Dic.2017:	**€ 652.139**
Jan-Apr. 2018	**€ 288.130**

Daily Fees

Consulting Projects	Daily Fee	
	Italy	Brazil
Senior Manager	€ 1.085	€ 1.785
Manager	€ 665	€ 1.365
Senior Consultant	€ 490	€ 1.190

Outsourcing & Other Services Projects	Daily Fee	
	Italy	Brazil
Network Projects	€ 304	€ 1.004
IT Projects	€ 378	€ 918